 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-286631
PROSPECTUS
Up to $70,000,000 of Shares
of Common Stock
We have previously entered into a Controlled Equity OfferingSM Sales Agreement (the “sales agreement”), dated February 21, 2023, with Cantor Fitzgerald & Co. (“Cantor”), relating to the sale of shares of our common stock, par value $0.001 per share, offered by this prospectus. In accordance with the terms of the sales agreement, pursuant to this prospectus, we may offer and sell shares of our common stock having an aggregate offering price of up to $70,000,000 from time to time through Cantor, acting as our sales agent. Sales of the shares of common stock, if any, may be made on the Nasdaq Global Market at market prices and such other sales as agreed upon by us and Cantor, as the case may be.
Our common stock is listed on the Nasdaq Global Market under the symbol “ESPR.” On April 14, 2025, the last reported sale price of our common stock on the Nasdaq Global Market was $1.00 per share.
Sales of our common stock, if any, under this prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Cantor is not required to sell any specific number or dollar amount of securities, but will act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, on mutually agreed terms between us and Cantor. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Cantor will be entitled to a commission of up to 3% of the gross sales price per common share sold under the Sales Agreement. In connection with the sale of our common stock on our behalf, Cantor will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Cantor with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”). See “Plan of Distribution” beginning on page S-17 for additional information regarding the compensation to be paid to Cantor.
Investing in our common stock involves a high degree of risk. See the information contained under “Risk Factors” beginning on page S-5 of this prospectus and the documents incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Cantor
The date of this prospectus is April 29, 2025.

Prospectus
We are responsible for the information contained and incorporated by reference in this prospectus, in any accompanying prospectus, and in any related free writing prospectus we prepare or authorize. We have not authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this registration statement, we may offer up to $400,000,000 of our securities. Under this prospectus, we may offer shares of our common stock having an aggregate offering price of up to $70,000,000 from time to time at prices and on terms to be determined by market conditions at the time of offering. The $70,000,000 of shares of our common stock that may be sold under this prospectus are included in the $400,000,000 of our securities that may be sold under the registration statement.
Before buying any of the shares of our common stock offered hereby, we urge you to carefully read this prospectus, together with the information incorporated by reference in this prospectus, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents we have referred you to under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.
This prospectus describes the terms of this offering of common stock and also adds to and updates information contained in the documents incorporated by reference into this prospectus. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
You should rely only on the information contained in or incorporated by reference in this prospectus, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should assume that the information appearing in this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference in this prospectus, and any free writing prospectus or prospectus supplement that we have authorized for use in connection with this offering, in their entirety before making an investment decision.
This prospectus and the information incorporated by reference herein include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks and trade names in this prospectus may be referred to without the ® and ™ symbols, but the omission of such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. As used in this prospectus, unless the context suggests otherwise, all references in this prospectus and any free writing prospectus to “us,” “our,” “Esperion,” “Esperion Therapeutics,” “we,” the “Company” and similar designations refer to Esperion Therapeutics, Inc.

PROSPECTUS SUMMARY
This summary highlights selected information about us and this offering and does not contain all of the information that you should consider before investing in our securities. Before investing in our common stock, you should carefully read the information contained and incorporated by reference in this prospectus, including the sections titled “Risk Factors” and the financial statements and accompanying notes.
Our Company
We are a commercial stage biopharmaceutical company currently focused on bringing new medicines to patients that address unmet medical needs. We have developed and are commercializing U.S. Food and Drug Administration (the “FDA”) approved oral, once-daily, non-statin medicines for patients who are at risk for cardiovascular disease (“CVD”), and are struggling with elevated low-density lipoprotein cholesterol (“LDL-C”). Through commercial execution, international partnerships and collaborations, and advancement of our pre-clinical pipeline, we continue to evolve into a leading global biopharmaceutical company.
Our lead products NEXLETOL® (bempedoic acid) tablets and NEXLIZET® (bempedoic acid and ezetimibe) tablets are oral, once-daily, non-statin medicines indicated to reduce the risk of myocardial infarction and coronary revascularization in adults who are unable to take recommended statin therapy (including those not taking a statin) with established CVD, or at high risk for a CVD event but without established CVD, and to reduce LDL-C in adults with primary hyperlipidemia. Our products were approved by the FDA, the European Commission (the “EC”), and Swiss Agency for Therapeutic Products (“Swissmedic”) in 2020. The FDA approved expanded indications for NEXLETOL and NEXLIZET tablets in March 2024. The EC approved expanded indications for NILEMDO® (bempedoic acid) tablets and NUSTENDI (bempedoic acid and ezetimibe) tablets in May 2024. In addition, Otsuka Pharmaceutical Co., Ltd. (“Otsuka”), our Japanese collaborator, announced that the primary endpoint of LDL-C reduction from baseline at Week 12 was achieved with statistical significance in the Phase 3 clinical trial in Japan for bempedoic acid as a treatment for hypercholesterolemia. Otsuka filed a New Drug Application (“NDA”) in Japan in November 2024, with expected approval and National Health Insurance (“NHI”) pricing in the second half of 2025. We filed supplemental NDAs for product approvals in Canada in November 2024 and our collaboration partners plan to file in Australia and Israel in the first half of 2025.
We completed a global cardiovascular outcomes trial, or CVOT, known as Cholesterol Lowering via BEmpedoic Acid, an ACL-inhibiting Regimen (“CLEAR”) Outcomes. The trial was designed to evaluate whether treatment with bempedoic acid reduced the risk of cardiovascular events in adult patients who are statin averse and who have CVD or are at high risk for CVD. We initiated the CLEAR Outcomes CVOT in December 2016 and fully enrolled the study with nearly 14,000 patients in August 2019. The primary endpoint of the study was the effect of bempedoic acid on four types of major adverse cardiovascular events, or MACE, (cardiovascular death, non-fatal myocardial infarction, non-fatal stroke, or coronary revascularization; also referred to as “four-component MACE”). CLEAR Outcomes was an event-driven trial and concluded once the predetermined number of MACE endpoints occurred. The study showed that bempedoic acid demonstrated significant cardiovascular risk reductions and significantly reduced the risk of heart attack and coronary revascularization as compared to placebo. These results were seen in a broad population of primary and secondary prevention patients who are unable to maximize or tolerate a statin. The proportions of patients experiencing adverse events and serious adverse events were similar between the active and placebo treatment groups. Bempedoic acid, contained in NEXLETOL (bempedoic acid) tablets and NEXLIZET (bempedoic acid and ezetimibe) tablets, became the first LDL-C lowering therapy since statins to demonstrate the ability to lower hard ischemic events, not only in those with atherosclerotic cardiovascular disease (“ASCVD”), but also in the large number of primary prevention patients for whom limited therapies exist.
We were incorporated in Delaware in January 2008, and commenced our operations in April 2008. Since our inception, we have focused substantially all of our efforts and financial resources on developing and commercializing bempedoic acid and the bempedoic acid / ezetimibe tablet. In February 2020, the FDA approved NEXLETOL and NEXLIZET. NEXLETOL was commercially available in the U.S. on March 30, 2020 and NEXLIZET was commercially available in the U.S. on June 4, 2020. While we began to generate revenue from the sales of our products in 2020, we have funded our operations to date primarily through proceeds from sales of preferred stock, convertible promissory notes and warrants, public offerings of common stock and warrants, the incurrence of indebtedness, through collaborations with third parties, revenue interest and royalty purchase agreements. We have incurred losses in each year since our inception.
We have never been profitable and our net losses were $51.7 million, $209.2 million and $233.7 million for the years ended December 31, 2024, 2023, and 2022 respectively. Our net loss for the year ended December 31, 2024 was primarily due to the loss on extinguishment on the Oberland RIPA and convertible notes Exchange Transaction, interest expense and costs incurred in connection with research and development programs and selling, general and administrative costs associated with our operations, offset partially by the Settlement Agreement with DSE and other revenue from our net product sales and collaboration agreements. Substantially all of our net losses for the years ended December 31, 2023 and 2022 resulted from costs incurred in connection with research and development programs and selling, general and administrative costs associated with our operations. We expect to incur significant expenses and operating losses for the near term future in connection with our ongoing activities, including, among others:
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commercializing NEXLETOL and NEXLIZET in the U.S.; and

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pursuing other research and development activities.

Accordingly, we may need additional financing to support our continuing operations and further the development and commercialization of our products. We may seek to fund our operations and further development activities through collaborations with third parties, strategic alliances, licensing arrangements, permitted debt financings, permitted royalty-based financings, permitted public or private equity offerings or through other sources.
Adequate additional financing may not be available to us on acceptable terms, or at all. Our failure to raise capital as and when needed would have a material adverse effect on our financial condition and our ability to pursue our business strategy or continue operations. We will need to generate significant revenues to achieve profitability, and we may never do so.
Corporate Information
Our principal executive offices are located at 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108 and our telephone number is (734) 887-3903. Our website address is www.esperion.com. The information contained in, or that can be accessed through, our website, does not constitute a part of this prospectus, and is not incorporated by reference in this prospectus or in any other filings we make with the SEC. We have included our website in this prospectus solely as an inactive textual reference. Our common stock trades on the Nasdaq Global Market under the symbol “ESPR.”

THE OFFERING
Common stock offered by us
Shares of our common stock having an aggregate offering price of up to $70 million.
Common stock to be outstanding after this offering
Up to 70,000,000 shares (as more fully described in the notes following this table), assuming sales of 70,000,000 shares of our common stock in this offering at an offering price of $1.00 per share, which was the last reported sale price of our common stock on the Nasdaq Global Market on April 14, 2025. The actual number of shares issued will vary depending on the sales price under this offering.
Manner of offering
“At the market offering” that may be made from time to time on the Nasdaq Global Market or such other national securities exchange on which our common stock is then listed, through our sales agent, Cantor. See “Plan of Distribution” on page S-17 of this prospectus.
Use of proceeds
Our management will retain broad discretion regarding the allocation and use of any net proceeds. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, primarily to fund the ongoing commercialization efforts for NEXLETOL and NEXLIZET, research and clinical development of current or additional pipeline candidates, working capital, capital expenditures, and general corporate purposes. See “Use of Proceeds.”
Risk factors
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-5 of this prospectus and under similar headings in the documents incorporated by reference herein for a discussion of the factors you should carefully consider before deciding to invest in our common stock.
Nasdaq Global Market symbol
“ESPR”
All information in this prospectus related to the number of shares of our common stock to be outstanding immediately after this offering is based on 197,846,661 shares of our common stock outstanding as of December 31, 2024. The number of shares outstanding as of December 31, 2024 excludes:
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5,177,511 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2024, at a weighted average exercise price of $8.70 per share as of such date;

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632,950 shares of our common stock issuable upon the exercise and achievement of the performance criteria of our performance-based stock options outstanding as of December 31, 2024, at a weighted average exercise price of $4.97 per share as of such date;

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4,447,074 shares of our common stock issuable upon the vesting of restricted stock units;

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6,389,494 shares of our common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan, as amended, as of December 31, 2024;

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1,167,707 shares of our common stock reserved for future issuance under our Amended and Restated 2013 Stock Option and Incentive Plan and our 2017 Inducement Equity Plan, as amended, as of December 31, 2024; and

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26,071,429 shares of our common stock issuable upon the exercise of outstanding warrants.

Unless otherwise stated, all information contained in this prospectus assumes no exercise of stock options after December 31, 2024 and reflects an assumed public offering price of $1.00, which was the last reported sale price of our common stock on the Nasdaq Global Market on April 14, 2025.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, each of which are incorporated by reference in this prospectus, and all of the other information in this prospectus, including our financial statements and related notes incorporated by reference herein. If any of these risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected. In that event, the trading price of our common stock could decline and you could lose part or all of your investment. Additional risks and uncertainties that are not yet identified or that we currently believe to be immaterial may also materially harm our business, financial condition, results of operations and prospects and could result in a complete loss of your investment.
Risks Related to This Offering
Our management will have broad discretion over the use of the net proceeds from this offering, and you may not agree with how we use the proceeds and the proceeds may not be invested successfully.
We currently expect to use any net proceeds of this offering to primarily fund the ongoing commercialization efforts for NEXLETOL and NEXLIZET, and research and clinical development of current or additional pipeline candidates, and the remainder for working capital, capital expenditures and other general corporate purposes. Pending the use of net proceeds, we may invest the net proceeds in short-term, investment-grade, interest bearing obligations, certificates of deposit or direct or guaranteed obligations of the United States government. Because of the number and variability of factors that will determine our use of any net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management will have broad discretion in the application of the net proceeds from this offering and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management might not spend the net proceeds in ways that improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline and delay the development of our product candidates. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value. See the section entitled “Use of Proceeds” for more information.
Purchasers in this offering may experience immediate dilution in the book value per share of the common stock purchased in the offering.
The shares sold in this offering, if any, will be sold from time to time at various prices. However, we expect that the offering price of our common stock will be substantially higher than the net tangible book value per share of our outstanding common stock. After giving effect to the assumed sale of shares of our common stock in the aggregate amount of $70 million at an assumed offering price of $1.00 per share, the last reported sale price of our common stock on April 14, 2025 on the Nasdaq Global Market, and after deducting commissions and estimated offering expenses, our as adjusted net tangible book value as of December 31, 2024 would have been approximately $(324) million or approximately $(1.97) per share. This would represent an immediate increase in net tangible book value of approximately $0.75 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $2.22 per share to purchasers of our common stock in this offering.
In addition to this offering, subject to market conditions and other factors, we may pursue additional equity financings in the future, including future public offerings or future private placements of equity securities or securities convertible into or exchangeable for equity securities. Further, the exercise of outstanding stock options or the exercise of stock options issued in the future could result in further dilution to investors and any additional shares issued in connection with acquisitions, should we choose to pursue any, will result in dilution to investors. In addition, the market price of our common stock could fall as a result of resales of any of these shares of common stock due to an increased number of shares available for sale in the market.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold, and subject to the final determination by our board of directors or any restrictions we may place in any applicable placement notice, there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of sales made at prices lower than the prices they paid.
The actual number of any shares we may issue and gross proceeds resulting from those sales, at any one time or in total, is uncertain.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Cantor at any time throughout the term of the sales agreement. The number of shares that are sold by Cantor after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with Jefferies in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares or the gross proceeds to be raised in connection with those sales, if any, that will be ultimately issued.
Our stock price is and may continue to be volatile and you may not be able to resell our securities at or above the price you paid.
The market price for our common stock is volatile and may fluctuate significantly in response to a number of factors, most of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the development of our product candidates or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our common stock and could result in your being unable to resell the common stock that you purchase at a price equal to or above the price you paid.
Sales of a significant number of shares of our common stock in the public market, or the perception that such sales could occur, could depress the market price of our common stock.
Sales of a substantial number of shares of our common stock or other securities convertible into or exchangeable for our common stock in the public market, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We may sell large quantities of our common stock at any time pursuant to this prospectus or in one or more separate offerings. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
This prospectus and the information and documents incorporated by reference herein, contain forward- looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus and the documents incorporated by reference herein, and in particular those factors referenced in the section “Risk Factors.”
This prospectus, any related free writing prospectus and the information and documents incorporated by reference herein contain forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:
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our ability to successfully commercialize NEXLETOL® (bempedoic acid) tablet and NEXLIZET® (bempedoic acid and ezetimibe) tablet in the United States and any other jurisdictions where we or our ex-U.S. partners may receive marketing approval in the future;

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our ability and the timeline to obtain and maintain regulatory approval for our approved drugs or obtain and maintain regulatory approval for any of our current or future drug candidates, and any related restrictions, limitations, and/or warnings in the labels of NEXLETOL, NEXLIZET, NILEMDO® (bempedoic acid) tablet and NUSTENDI® (bempedoic acid and ezetimibe) tablet, or any of our current or future drug candidates that may receive marketing approval;

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the rate and degree of market acceptance for our approved drugs or any current or future drug candidate for which we may receive marketing approval;

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our ability and plans in managing our commercial infrastructure and successfully launch, market, and sell our approved drugs and any current or future drug candidate (or additional indications) for which we may receive marketing approval;

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our ability to achieve clinical, regulatory or commercial milestones with our existing cash resources;

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our ability to obtain applicable milestone payments from our partners and generate additional revenue as a result of the expanded indications for our products;

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our ability to realize the intended benefits of the commercial collaboration and license arrangements with Daiichi Sankyo Europe GmbH (“DSE”), Otsuka Pharmaceutical Co., Ltd. (“Otsuka”), Daiichi Sankyo Co. Ltd (“DS”), and our other partners, including receiving potential milestone or royalty payments from collaboration partners;

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our ability to replicate positive results from a completed clinical study in a future clinical study;

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the potential benefits, effectiveness or safety of bempedoic acid and the bempedoic acid / ezetimibe combination tablet, as compared to statins and other low density lipoprotein cholesterol (“LDL-C”), or cardiovascular risk lowering therapies, either those currently available or those in development;

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our ability to respond and adhere to changes in regulatory requirements, including any requirement to conduct additional, unplanned clinical studies of bempedoic acid and the bempedoic acid / ezetimibe combination tablet;

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guidelines relating to LDL-C levels and cardiovascular risk that are generally accepted within the medical community, including recent changes and any future changes to such guidelines;

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reimbursement policies, including any future changes to such policies or related legislative, executive, or administrative actions, and their impact on our ability to market, distribute and obtain payment for bempedoic acid and the bempedoic acid / ezetimibe combination tablet in the United States and in Europe, and in other territories;

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the accuracy of our estimates of the size and growth potential of the LDL-C and cardiovascular risk lowering markets and the rate and degree of bempedoic acid and the bempedoic acid / ezetimibe combination tablet’s market acceptance in the United States and in Europe, and in other territories;

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our ability to comply with healthcare laws and regulations in the U.S. and any foreign countries, including, without limitation, those applying to the marketing and sale of commercial drugs;

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our ability to obtain and maintain intellectual property protection for bempedoic acid and the bempedoic acid / ezetimibe combination tablet without infringing on the intellectual property rights of others in the U.S., Europe and other territories;

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our ability to attract and retain key personnel, including scientific, clinical, commercial or management personnel;

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our plan and ability to establish strategic relationships or partnerships, as needed;

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our ability to meet our payment obligations under our credit agreement and to service the interest on our convertible notes and repay such notes, to the extent required;

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the impact of global economic and geopolitical developments on our business, including economic slowdowns or recessions and market disruptions that may result from, among others, global conflicts, tariffs (including tariffs that have been or may in the future be imposed by the United States or other countries), sanctions, trade protection measures or other trade barriers (including further legislation or actions taken by the United States or other countries that restrict trade), economic sanctions, an inflationary environment, which could harm our commercialization efforts, as well as the value of our common stock and our ability to access capital markets; and

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our ability to compete with other companies that are, or may be, developing or selling products that may compete with bempedoic acid and the bempedoic acid / ezetimibe combination tablet, in the United States and in Europe, and in other territories.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those indicated by these forward-looking statements, including the risks outlined under the heading “Risk Factors” contained in this prospectus and any related free writing prospectus, and in any other documents incorporated herein or therein (including in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other filings we make with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act).
The forward-looking statements in this prospectus and the documents incorporated by reference represent our views as of their respective dates. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we assume no obligation to update or revise any forward-looking statements except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the dates on which they were made.
This prospectus, any related free writing prospectus and the documents incorporated by reference also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $70 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize our sales agreement with Cantor as a source of financing.
We currently intend to use potential proceeds from this offering, together with our existing cash and cash equivalents, primarily to fund the ongoing commercialization efforts for NEXLETOL and NEXLIZET, research and clinical development of current or additional pipeline candidates, working capital, capital expenditures and general corporate purposes. The expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus and in the documents incorporated by reference herein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short- and intermediate-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. The net tangible book value of our common stock as of December 31, 2024 was approximately $(389) million, or approximately $(1.97) per share of common stock based upon 197,846,661 shares outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares of common stock outstanding as of December 31, 2024.
Net tangible book value dilution per share to investors participating in this offering represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering.
After giving effect to the sale of 70 million shares of our common stock in this offering at an assumed public offering price of $1.00 per share, the last reported sale price of our common stock on the Nasdaq Global Market on April 14, 2025, and after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024 would have been approximately $(324 million), or approximately $(1.21) per share of common stock. This represents an immediate increase in as adjusted net tangible book value of $.76 per share to our existing stockholders and an immediate dilution in net tangible book value of $2.21 per share to investors participating in this offering at the public offering price.
Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the assumed public offering price per share paid by new investors. The following table illustrates this per share dilution to new investors:
Assumed public offering price per share		$1.00
Historical net tangible book value per share as of December 31, 2024	$(1.97)
Increase in net tangible book value per share attributable to the offering	$0.76
As adjusted net tangible book value per share after giving effect to this offering		$(1.21)
Dilution in net tangible book value per share to investors participating in this offering		$2.21
The table above assumes for illustrative purposes that an aggregate of $70 million in shares of our common stock are sold at a price of $1.00 per share, the last reported sale price of our common stock on the Nasdaq Global Market on April 14, 2025. The shares sold in this offering, if any, will be sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $1.00 per share shown in the table above, assuming all of our common stock in the aggregate amount of $70 million is sold at that price, would result in an adjusted net tangible book value per share after the offering of $(1.39) per share and would increase the dilution in net tangible book value per share to investors participating in this offering to $2.39 per share, after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by us.
The information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.
The table and discussion above are based on 197,846,661 shares of our common stock outstanding as of December 31, 2024. The number of shares outstanding as of December 31, 2024 excludes:
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5,177,511 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2024, at a weighted average exercise price of $8.70 per share as of such date;

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632,950 shares of our common stock issuable upon the exercise and achievement of the performance criteria of our performance-based stock options outstanding as of December 31, 2024, at a weighted average exercise price of $4.97 per share as of such date;

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4,447,074 shares of our common stock issuable upon the vesting of restricted stock units;

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6,389,494 shares of our common stock reserved for future issuance under our 2020 Employee Stock Purchase Plan, as amended, as of December 31, 2024;

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1,167,707 shares of our common stock reserved for future issuance under our Amended and Restated 2013 Stock Option and Incentive Plan and our 2017 Inducement Equity Plan, as amended, as of December 31, 2024; and

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26,071,429 shares of our common stock issuable upon the exercise of outstanding warrants.

To the extent that any options are exercised, new options are issued under our 2022 Stock Option and Incentive Plan, as amended, and our 2017 Inducement Equity Plan as of December 31, 2022, or we otherwise issue additional shares of common stock in the future (including shares issued in connection with acquisitions), there will be further dilution to new investors.
In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

DIVIDEND POLICY
We have never declared or paid cash dividends on our capital stock. We currently plan to retain all of our future earnings, if any, to finance the operation, development and growth of our business. We do not expect to pay any cash dividends on our common stock in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, restrictions contained in current or future financing instruments, provisions of applicable law and other factors the board deems relevant. Our ability to pay dividends on our common stock may be restricted by the terms of any of our future indebtedness.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a discussion of certain material U.S. federal income tax consequences of the ownership and disposition of our shares of common stock issued pursuant to this offering. This discussion applies only to shares of our common stock that are held as capital assets for U.S. federal income tax purposes and is applicable only to holders who are receiving shares of our common stock in this offering.
This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors (such as the effects of Section 451 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)), including but not limited to:
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financial institutions or financial services entities;

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broker-dealers;

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governments or agencies or instrumentalities thereof;

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regulated investment companies;

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real estate investment trusts;

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expatriates or former long-term residents of the U.S.;

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persons that actually or constructively own five percent or more of our voting shares;

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insurance companies;

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dealers or traders subject to a mark-to-market method of accounting with respect to the shares of our common stock;

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persons holding the shares as part of a “straddle,” hedge, wash sale, conversion transaction, integrated transaction or similar transaction or persons entering into a constructive sale with respect to the shares;

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U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

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partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities; and

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tax-exempt entities.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).
We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequence described herein. The Internal Revenue Service (the “IRS”) may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.
This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common stock through such entities. If a partnership (or other entity or arrangement classified as a partnership or other pass-through entity for United States federal income tax purposes) is the beneficial owner of our common stock, the United States federal income tax treatment of a partner or member in the partnership or other pass-through entity generally will depend on the status of the partner or member and the activities of the partnership or other pass-through entity. If you are a partner or member of a partnership or other pass-through entity holding our common stock, we urge you to consult your own tax advisor.
THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY UNITED STATES FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our shares of common stock who or that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury regulations to be treated as a U.S. person.

Taxation of Distributions on our Common Stock.   If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividends” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.   Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. If the holding period requirements are not satisfied, any gain on a sale or taxable disposition of the shares would be subject to short-term capital gain treatment and would be taxed at regular ordinary income tax rates. Long-term capital gains recognized by non-corporate U.S. holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost for the common stock, reduced by any prior distributions treated as a return of capital.
Information Reporting and Backup Withholding.   In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our shares of common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).
Any amounts withheld under the backup withholding rules generally should be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.
Non-U.S. Holders
This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:
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a non-resident alien individual (other than certain former citizens and residents of the U.S. subject to U.S. tax as expatriates);

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a foreign corporation; or

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an estate or trust that is not a U.S. holder;

but generally does not include an individual who is present in the U.S. for 183 days or more in the taxable year of disposition. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the ownership or sale or other disposition of our common stock.
Taxation of Distributions on our Common Stock.   In general, any distributions we make to a Non-U.S. holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock, and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. The withholding tax does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock.   Subject to discussions below under “Non-U.S. Holders — Information Reporting and Backup Withholding” and “Non-U.S. Holders — FATCA,” a Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock, unless:
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the gain is effectively connected with the conduct of a trade or business by the Non-U.S. holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

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we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. If we are or were a U.S. real property holding corporation during the relevant period and the foregoing exception does not apply, the Non-U.S. holder generally will be taxed on its net gain derived from the disposition at the regular U.S. federal income tax rates applicable to “United States persons,” except that the branch profits tax generally will not apply. Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its “U.S. real property interests” (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of our common stock.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” at a 30% rate (or lower treaty rate). If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax under the regular graduated U.S. federal income tax rates applicable to U.S. persons and Non-U.S. holders could be subject to withholding at a 15% rate on the amount realized on such sale or disposition.
Information Reporting and Backup Withholding.   Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of our shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty will generally satisfy the certification requirements necessary to avoid the backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.
FATCA.   Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E or IRS Form W-8BEN). Under proposed regulations promulgated by the Treasury Department, which state that taxpayers may rely on the proposed regulation until final regulations are issued, FATCA withholding will not apply to the gross proceeds from the sale or other disposition of our common stock. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in shares of our common stock.

PLAN OF DISTRIBUTION
We have previously entered into a sales agreement with Cantor, under which we may offer and sell up to $70 million of our shares of common stock from time to time through Cantor acting as agent. Sales of our shares of common stock, if any, under this prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
Each time we wish to issue and sell our shares of common stock under the sales agreement, we will notify Cantor of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Cantor, unless Cantor declines to accept the terms of such notice, Cantor has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Cantor under the sales agreement to sell our shares of common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and Cantor is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Cantor may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Cantor a commission up to 3% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Cantor for certain fees and disbursements of its counsel, payable upon execution of the sales agreement, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Cantor under the terms of the sales agreement, will be approximately $200,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Cantor will provide written confirmation to us before the open on the Nasdaq Capital Market on the day following each day on which our shares of common stock are sold under the sales agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of our shares of common stock on our behalf, Cantor may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Cantor will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Cantor against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Cantor may be required to make in respect of such liabilities.
The offering of our shares of common stock pursuant to the sales agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sales agreement and (ii) the termination of the sales agreement as permitted therein. We and Cantor may each terminate the sales agreement at any time upon ten days’ prior notice.
This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement of which this prospectus forms a part.
Cantor and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Cantor may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Cantor may at any time hold long or short positions in such securities.
This prospectus in electronic format may be made available on a website maintained by Cantor, and Cantor may distribute this prospectus electronically.

LEGAL MATTERS
Certain legal matters in connection with this offering and the validity of the securities offered by this prospectus will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Cantor Fitzgerald & Co. is being represented in connection with this offering by Davis Polk & Wardwell LLP, New York, New York.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, and the effectiveness of our internal control over financial reporting as of December 31, 2024, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus, you should read the registration statement of which this prospectus is a part, including its exhibits and schedules. Statements contained in this prospectus, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s EDGAR database or our website.
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the Exchange Act. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at www.sec.gov.
We also make these documents available on our website at www.esperion.com. Our website and the information contained in, or that can be accessed through, our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it part of this prospectus or any accompanying prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference in this prospectus the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.
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Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 7, 2025;

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The information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), filed with the SEC on April 17, 2025;

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Current Reports on Form 8-K filed with the SEC on April 1, 2025 and April 4, 2025 (in each case, excluding information furnished pursuant to Item 2.02 or 7.01, or corresponding information furnished under Item 9.01 or included as an exhibit); and

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The description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-35986), filed with the SEC under Section 12(b) of the Exchange Act on June 25, 2013, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.4 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 27, 2024.

We also incorporate by reference any future filings made after the date of this prospectus with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until the offering of the securities made by this prospectus is completed or terminated.
Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.
Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this prospectus, or in any other document that is subsequently filed with the SEC and incorporated by reference into this prospectus, modifies or is contrary to that previous statement. Any statement so modified or superseded will not be deemed a part of this prospectus, except as so modified or superseded. Since information that we later file with the SEC will update and supersede previously incorporated information, you should look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents previously incorporated by reference have been modified or superseded.
Upon request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered therewith. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address: Esperion Therapeutics, Inc., 3891 Ranchero Drive, Suite 150, Ann Arbor, MI 48108, Attention: Investor Relations; or by telephone at 734-887-3903.
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.esperion.com. Information contained in, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider it as part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

Up to $70,000,000 of Shares of
Common Stock

PROSPECTUS

Cantor
April 29, 2025